Exhibit 3.1
FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MATCH GROUP, INC.

Match Group, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1.The name of the corporation is: Match Group, Inc. Match Group, Inc. was originally incorporated under the name Silver King Broadcasting Company, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 28, 1986.

2.Pursuant to Sections 242 and 228 of the General Corporation Law of the State of Delaware, the amendments and restatement herein set forth have been duly approved by the Board of Directors and stockholders of the Corporation.

3.Pursuant to Section 245 of the General Corporation Law, this Fifth Amended and Restated Certificate of Incorporation restates and integrates and amends the provisions of the Restated Certificate of Incorporation of the Corporation.

4.The text of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

Article I

The name of the Corporation is Match Group, Inc.

Article II

The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

Article III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

Article IV

The Corporation shall have the authority to issue one billion six hundred million (1,600,000,000) shares, $0.001 par value per share, of common stock (“Common Stock”) and one hundred million (100,000,000) shares, $0.01 par value per share, of preferred stock (“Preferred Stock”).

A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

A. COMMON STOCK

1.Subject to the right of the holders of any series of Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends if, as and when declared from time to time by the Board of Directors.

2.In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of any Preferred Stock have been satisfied.

3.Each holder of Common Stock shall be entitled to vote one vote for each share of Common Stock held as of the applicable date on any matter that is submitted to a vote of the stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation (as defined below) relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock).

B. PREFERRED STOCK

The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Pursuant to subsection 242(b) of the General Corporation Law of the State of Delaware, the number of authorized shares of Preferred Stock or any class or series thereof may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of such subsection, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

Article V

The Board of Directors of the Corporation is expressly authorized to make, alter or repeal By-Laws of the Corporation, but the stockholders may make additional By-Laws and may alter or repeal any By-Law whether adopted by them or otherwise.

Article VI

A. NUMBER OF DIRECTORS

Subject to the rights of holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which constitute the Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time, by the affirmative vote of a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

B. ELECTION OF DIRECTORS

1.Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances:

(1) Commencing with the election of directors at the 2026 annual meeting of stockholders, there shall be two classes of directors: (i) the directors in the class elected at the 2024 annual meeting of stockholders and having a term that expires at the 2027 annual meeting of stockholders, and (ii) the directors in the class elected at the 2025 annual meeting of stockholders and having a term that expires at the 2028 annual meeting of stockholders. Directors elected at the 2026 annual meeting of stockholders shall be elected for a one-year term expiring at the 2027 annual meeting of stockholders.

(2) Commencing with the election of directors at the 2027 annual meeting of stockholders, there shall be one class of directors: those directors elected at the 2025 annual meeting of stockholders and having a term that expires at the 2028 annual meeting of stockholders. Directors elected at the 2027 annual meeting of stockholders shall be elected for a one-year term expiring at the 2028 annual meeting of stockholders.

(3) From and after the election of directors at the 2028 annual meeting of stockholders, the Board of Directors shall cease to be classified and the directors elected at the 2028 annual meeting of stockholders (and each annual meeting of stockholders thereafter) shall be elected for a term expiring at the following annual meeting of stockholders.

Until the 2028 annual meeting of stockholders, the Board of Directors is authorized to assign any members of the Board of Directors to their respective classes. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. In the event of any change in the number of directors, and until the conclusion of the 2026 annual meeting of stockholders, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event shall a decrease in the number of directors shorten the term of any incumbent director.

2.There shall be no cumulative voting in the election of directors. Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

C. VACANCIES

Subject to the rights of the holders of any series of Preferred Stock then outstanding, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, unless otherwise required by law or authorized by resolution of the Board of Directors, be filled solely by a majority of the directors then in office and entitled to vote thereon (although less than a quorum) or by the sole remaining director entitled to vote thereon (and not by stockholders). A director appointed to fill a vacancy resulting from death, resignation, removal or otherwise shall be elected for the unexpired term of such director’s predecessor in office. A director appointed to fill a newly created directorship resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been appointed, and following the conclusion of the 2028 annual meeting of stockholders, the next annual meeting of stockholders, or until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation, removal or otherwise.

D. REMOVAL

From and after the 2026 annual meeting of stockholders, and subject to the rights of the holders of any series of Preferred Stock then outstanding, any director elected to a one-year term may be removed either with or without cause with the affirmative vote of the holders of not less than a majority of the total voting power of shares of stock issued and outstanding and entitled to vote in an election of directors, voting together as a single class. All other directors may be removed from office by the stockholders only for cause with the affirmative vote of the holders of not less than a majority of the total voting power of shares of stock issued and outstanding and entitled to vote in an election of directors, voting together as a single class.

E. PREFERRED STOCK DIRECTORS

Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors pursuant to Article IV hereof, and such directors so elected shall not be subject to the provisions of this Article VI.

Article VII

The Corporation is to have perpetual existence.

Article VIII

Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-Laws of the Corporation, to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect.

Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

Article IX

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal. The liability of a director shall be further eliminated or limited to the full extent permitted by Delaware law, as it may hereafter be amended.

Article X

Meetings of stockholders may be held within or without the State of Delaware, as determined by the Board of Directors. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

Article XI

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation.

Article XII

Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and such action may not be taken by written consent of the stockholders.

Article XIII

A. COMPETITION AND CORPORATE OPPORTUNITIES

Subject to any express agreement that may from time to time be in effect, to the extent provided in the following sentence, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any Dual Opportunity about which a Dual Role Person acquires knowledge. A Dual Role Person shall have no duty to communicate or offer to the Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to New IAC, shall not be prohibited from communicating or offering any Dual Opportunity to New IAC, and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, resulting from (i) the failure to communicate or offer to the Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to New IAC or (ii) the communication or offer to New IAC of any Dual Opportunity, so long as (x) the Dual Opportunity does not become known to the Dual Role Person in his or her capacity as a director or officer of the Corporation, and (y) the Dual Opportunity is not presented by the Dual Role Person to any party other than New IAC and the Dual Role Person does not pursue the Dual Opportunity individually.

B. CERTAIN MATTERS DEEMED NOT CORPORATE OPPORTUNITIES

In addition to and notwithstanding the foregoing provisions of this Article XIII, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake. Moreover, nothing in this Article XIII shall amend or modify in any respect any written contractual agreement between New IAC or any of its Affiliated Companies on the one hand and the Corporation or any of its Affiliated Companies on the other hand.

C. CERTAIN DEFINITIONS

For purposes of this Article XIII:

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the foregoing definition, the term “controls,” “is controlled by,” or “is under common control with” means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Company” means (i) with respect to the Corporation, any Person controlled by the Corporation and (ii) with respect to New IAC, any Person controlled by New IAC.

“Dual Opportunity” means any potential transaction or matter which may be a corporate opportunity for both New IAC or its Affiliated Companies, on the one hand, and the Corporation or any of its Affiliated Companies, on the other hand.

“Dual Role Person” means any individual who is an officer or director of both the Corporation and New IAC.

“New IAC” means IAC Holdings, Inc. and any of its successors.

“Person” means (i) an individual or any corporation, partnership, limited liability company, estate, trust, association, private foundation joint stock company or any other entity, or (ii) “person” as such term is used in Section 355(e) of the Internal Revenue Code of 1986, as amended, and any successor thereto.

D. TERMINATION

The provisions of this Article XIII shall have no further force or effect at such time that none of the directors and/or officers of New IAC serve as directors and/or officers of the Corporation or its Affiliated Companies; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any agreement, arrangement or other understanding between the Corporation or an Affiliated Company thereof on the one hand, and New IAC or an Affiliated Company, on the other hand, that was entered into before such time or any transaction entered into in the performance of such agreement, arrangement or other understanding, whether entered into before or after such time.

E. DEEMED NOTICE

Any person or entity purchasing or otherwise acquiring or obtaining any interest in any capital stock of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article XIII.

F. SEVERABILITY

The invalidity or unenforceability of any particular provision, or part of any provision, of this Article XIII shall not affect the other provisions or parts hereof, and this Article XIII shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

IN WITNESS WHEREOF, Match Group, Inc. has caused this Fifth Amended and Restated Certificate of Incorporation to be duly executed and acknowledged by its duly authorized officer this 18th day of June, 2025.

Match Group, Inc.

By : /s/ Sean Edgett
Name: Sean Edgett
Title: Chief Legal Officer and Secretary